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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2001

GOLD BANC CORPORATION, INC.
(Exact name of registrant as specified in its charter)

KANSAS	0-28936	48-1008593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11301 Nall Avenue, Leawood, Kansas		66211
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (913) 451-8050

None
(Former name or former address, if changed since last report)

Item 5.  Other Events.

    Gold Banc in a press release dated August 14, 2001, reported the favorable August 13, 2001 decision from an American Arbitration Association Commercial Panel at Kansas City, Missouri resulting in an award of over $4.5 million (monetary award and cancellation of promissory notes) relating to its 1999 purchase of Regional Holding Company, Inc. The Panel found in favor of the Gold Banc Corp claim and for Gold Banc Corp on all counter claims that had been advanced on the part of the sellers.

Item 7.  Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated August 14, 2001

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2001.

GOLD BANC CORPORATION, INC.
By:	/s/ RICK TREMBLAY Rick Tremblay, Sr. VP - CFO

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES